Exhibit 99.1

For More Information

Investor Contact:

Brian McGee

Senior Vice President & Chief Financial Officer

Intellon Corporation

352-237-7416

brian.mcgee@intellon.com

Press Contact:

Suzanne Craig

The Blueshirt Group for Intellon Corporation

415-217-7722

suzanne@blueshirtgroup.com

Intellon Reports Record Fourth Quarter and Fiscal 2008 Results

Fourteenth Consecutive Quarter of Revenue Growth and

GAAP EPS of $0.05 per basic and diluted share in the Fourth Quarter

Orlando, Fla. – February 10, 2009 — Intellon Corporation (Nasdaq: ITLN), a leading provider of HomePlug®-compatible integrated circuits (ICs) for home networking, networked entertainment, Ethernet-over-Coax (EoC) and smart grid applications, today reported financial results for the fourth quarter and year ended December 31, 2008.

Total revenue for the fourth quarter of 2008 was $20.8 million, a 33% year-over-year increase over the fourth quarter of 2007 and a 4% sequential increase over the third quarter of 2008. Total revenue for the year ended December 31, 2008 was $75.4 million, a 44% increase over revenue of $52.3 million for the year ended December 31, 2007.

Revenue derived from sales of HomePlug-compatible ICs comprised 95% of total revenue for the fourth quarter of 2008 and grew to $19.8 million, a 32% year-over-year increase over the fourth quarter of 2007, and a 2% sequential increase over the third quarter of 2008. For the full year 2008, revenue derived from sales of HomePlug-compatible ICs comprised 96% of total revenue, and grew to $72.3 million, a 47% increase over 2007.

Intellon reported gross margins of 42.5% for the fourth quarter of 2008 compared with 43.6% in the year ago quarter, and 40.7% in the third quarter of 2008. For the full year 2008, gross margins were 42.7% compared with 44.3% for the prior year.

In accordance with generally accepted accounting principles (GAAP), the Company reported net income of $1.6 million, or $0.05 per share (basic and diluted), for the fourth quarter of 2008, compared with a net loss attributable to common shareholders of $4.5 million, or $0.67 per share

(basic and diluted), in the fourth quarter of 2007, and net income of $0.5 million, or $0.02 per share (basic and diluted), for the third quarter of 2008. GAAP net income for the full year 2008 was $0.9 million, or $0.03 per share (basic and diluted), compared with a GAAP net loss attributable to common shareholders of $14.1 million, or $4.25 per share (basic and diluted), for the full year 2007.

Non-GAAP net income in the fourth quarter of 2008 was $2.1 million, or $0.07 per share (basic and diluted), compared with non-GAAP net loss of $2.7 million, or $0.09 per share (basic and diluted) in the fourth quarter of 2007, and with non-GAAP net income of $0.9 million, or $0.03 per share (basic and diluted) for the third quarter of 2008. Non-GAAP net income for the full year 2008 was $2.6 million, or $0.09 per share (basic and diluted).

A detailed reconciliation between GAAP and non-GAAP net income (loss) is provided in a table following the condensed consolidated statements of operations.

“Despite an increasingly turbulent economic environment, Intellon delivered solid financial results during its first year as a public company, achieving a 44% increase in revenue in 2008 over the prior year and full year net income of $0.03 per share on a GAAP basis,” said Charles E. Harris, Chairman and CEO of Intellon. “Although the fourth quarter was challenging, we accomplished our fourteenth consecutive quarter of revenue growth, delivered GAAP net income of $0.05 per share and ended the year with inventory levels close to year-end 2007 despite our year-over-year revenue growth. Our fourth quarter results were fueled by continued strength in our service provider business, improving gross margins and strong expense management.”

Recent Business Highlights:

•	Intellon Introduces Third Generation HomePlug AV IC Chipset, which uses 65 nanometer technology

•	Intellon HomePlug AV ICs to be Interoperable with Newly Confirmed IEEE P1901 Baseline Standard

•	Intellon Introduces New Firmware for BPL Access and Smart Grid Applications Using HomePlug AV-Class Products

•	Sharp Selects Intellon HomePlug ICs for New Adapters that Enable Simple, Secure, High-Speed Home Networks over Existing Electrical Wiring

•	Actiontec Selects Intellon’s HomePlug AV-based ICs for Powerline Networking Option in new ADSL Gateway

•	Intellon Surpasses 30 Million Shipment Milestone for Powerline Networking ICs

•	Monster Selects Intellon HomePlug AV Technology for New Monster® Digital Express™ PowerNet™ 200

•	Intellon HomePlug AV-based ICs Enable New NETGEAR Powerline Ethernet Adapters with Ease-of-Use Features

Conference Call

The Company will host a conference call to discuss its financial results and outlook today at 5:00 p.m. EST (2:00 p.m. PST). To participate on the live call, analysts and investors should dial 800- 754-1053 or 303-262-2194 at least ten minutes prior to the call. The call will also be webcast and can be accessed from the investor relations section of the Company’s web site at www.intellon.com. An audio replay of the call will be available to investors through February 14, 2009, by dialing 800-405-2236 or 303-590-3000 and entering the passcode 11124959#.

About Intellon Corporation

Intellon (Nasdaq: ITLN) is a market leader in powerline communications, providing HomePlug® compliant and other powerline integrated circuits for home networking, networked entertainment, BPL access, Ethernet-over-Coax (EoC), smart grid management and other commercial applications. Intellon created and patented the baseline technology for HomePlug 1.0, and is a major contributor to the baseline technology for the 200-Mbps PHY-rate HomePlug AV powerline standard. With more than 26 million HomePlug-based ICs sold, Intellon is the market share leader in the HomePlug IC market. The Company was founded in 1989 and is headquartered in Orlando, Florida, with offices in Ocala, Florida, San Jose, California and Toronto, Canada. For additional information, visit www.intellon.com.

Cautionary Note Regarding Forward-Looking Statements

This release may be deemed to contain forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, any expectations regarding Intellon’s anticipated growth or business momentum based on past performance. Forward-looking statements involve risks and uncertainties that could cause Intellon’s actual results to differ materially from its current expectations. These factors include, but are not limited to: Intellon’s operating results and gross margins are difficult to predict and may fluctuate significantly; if Intellon is unable to manage its growth effectively, its business could suffer; adverse changes in Intellon’s ability to accurately forecast demand for its products, including product mix, could negatively impact its revenue, gross margins and inventory levels; Intellon depends upon a small number of customers for a significant portion of its revenue, and the loss of, or reduction or cancellation in orders from, any one of these customers could adversely affect Intellon’s operations and financial condition; competitive pressures, technical challenges, uncertainties associated with Intellon’s ability to develop new products in a timely and cost-effective manner, and the risk that the market for powerline communications products may not develop as expected may lead to a decrease in Intellon’s revenue or market share; the expense and uncertainty involved in customer deployments, changes in industry standards, economic and political conditions in Intellon’s markets, including the risk of continued volatility and uncertainty in global financial and commercial markets, and reliance by Intellon on third parties to manufacture, test, assemble and ship its products may adversely affect its financial results; if Intellon is unable to retain and attract key personnel, its business may be harmed; and if Intellon fails to protect its intellectual property rights, it may be unable to compete effectively. These and other risk factors are described in detail in the Risk Factors section of Intellon’s Form 10-Q dated November 13, 2008, as filed with the Securities and Exchange Commission. Intellon’s results of operations for the quarter and year ended December 31, 2008 are not necessarily indicative of Intellon’s financial performance for any future periods. Any projections in this release are based on limited information currently available to Intellon, which is subject to change. Although any such projections and the factors influencing them will likely change, Intellon assumes no obligation to update the forward-looking information contained in this release. Such information speaks only as of the date of this release.

Intellon and No New Wires are registered trademarks of Intellon Corporation. HomePlug is a registered trademark of the HomePlug Powerline Alliance, Inc. All other trademarks mentioned are the property of their respective owners.

Intellon Corporation

Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007*
	(Unaudited)	(Unaudited)	(Unaudited)
	(in thousands, except per share amounts)
Revenue	$20,824	$15,707	$75,378	$52,313
Cost of revenue	11,984	8,863	43,181	29,151

Gross profit	8,840	6,844	32,197	23,162

Cost of operations:
Research and development	3,528	5,844	15,946	17,238
Sales and marketing	1,885	2,530	8,138	9,007
General and administrative	1,959	1,494	8,239	5,229

Operating income (loss)	1,468	(3,024)	(126)	(8,312)

Other income (expense):
Interest income	194	172	1,172	958
Interest expense	—	(74)	—	(181)
Other expense	(32)	(6)	(126)	(11)

Total other income	162	92	1,046	766

Operating income (loss) before income tax (expense) benefit	1,630	(2,932)	920	(7,546)

Income tax (expense) benefit	(2)	—	1	231

Net income (loss)	1,628	(2,932)	921	(7,315)
Preferred stock dividends/accretion of redeemable preferred stock	—	(1,527)	—	(6,759)

Net income (loss) attributable to common shareholders	$1,628	$(4,459)	$921	$(14,074)

Net income (loss) attributable to common shareholders per common share:
Basic	$0.05	$(0.67)	$0.03	$(4.25)

Diluted	$0.05	$(0.67)	$0.03	$(4.25)

Weighted-average number of shares used in per share calculations:
Basic	30,998	6,661	30,865	3,311

Diluted	31,157	6,661	31,103	3,311

*	Information derived from the audited Consolidated Financial Statements

Statements Concerning Non-GAAP Financial Measurements

The accompanying press release includes non-GAAP net income (loss), non-GAAP net income (loss) per share data, and non-GAAP shares used in the net income (loss) per share calculation.

These non-GAAP measures are not in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The presentation of these measures is not intended to be considered in isolation, or as an alternative for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company’s non-GAAP net income (loss), non-GAAP net income (loss) per share data, and non-GAAP shares used in the net income (loss) per share calculation exclude stock-based compensation expense, warrant expense, preferred stock dividends, the accretion of redeemable preferred stock expense, and reflect certain additional non-GAAP adjustments detailed in the footnotes to the following table. The Company believes that the presentation of such non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

For additional information on the items excluded by Intellon from one or more of its non-GAAP financial measures, please refer to the Form 8-K regarding this release furnished today with the Securities and Exchange Commission.

Unaudited Reconciliation of Non-GAAP Adjustments

The following table sets forth the non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

Intellon Corporation

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008
Net revenue	$20,824	$20,112	$15,707	$75,378

GAAP net income (loss) attributable to common shareholders	$1,628	$481	$(4,459)	$921

Non-GAAP adjustments:
Stock-based compensation
Research and development	143	136	30	517
Sales and marketing	115	109	100	409
General and administration	210	206	79	802

Total stock-based compensation	468	451	209	1,728

Warrant expense
Sales and marketing	—	—	44	—

Total warrant expense	—	—	44	—

Preferred stock dividends/accretion of redeemable preferred stock	—	—	1,527	—

Total of non-GAAP adjustments	468	451	1,780	1,728

Non-GAAP net income (loss)	$2,096	$932	$(2,679)	$2,649

Non-GAAP net income (loss) per share:
Basic	$0.07	$0.03	$(0.09)	$0.09

Diluted	$0.07	$0.03	$(0.09)	$0.09

Non-GAAP weighted average shares (a):
Basic	30,998	30,939	29,687	30,865

Diluted	31,157	31,175	29,687	31,103

(a)	Non-GAAP weighted average shares for December 31, 2007 assumes the shares from the Initial Public Offering, and the conversion of redeemable convertible preferred stock and associated dividends into common stock occurred as of the first day of the fourth quarter of 2007

INTELLON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2008	2007*
	(Unaudited)
	(in thousands)
ASSETS

Current assets:
Cash and cash equivalents	$35,375	$52,074
Short-term investments	20,230	—
Accounts receivable	11,532	8,658
Inventory, net	8,029	7,749
Prepaid expenses	961	957
Other current assets	350	499

Total current assets	76,477	69,937

Property and equipment, net	2,241	1,728
Intangible assets, net	2,403	1,756
Other assets	100	—

TOTAL ASSETS	$81,221	$73,421

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,843	$6,994
Accrued expenses	2,166	2,420

Total current liabilities	9,009	9,414

Shareholders’ equity:
Common stock	3	3
Additional paid in capital	207,890	200,606
Accumulated deficit	(135,681)	(136,602)

Total shareholders’ equity	72,212	64,007

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$81,221	$73,421

*	Information derived from the audited Consolidated Financial Statements

INTELLON CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2008	2007*
	(Unaudited)
	(in thousands)
Operating Activities
Net income (loss)	$921	$(7,315)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	1,028	1,470
Amortization of intangible assets	64	47
Stock-based compensation	1,728	632
Accretion of discount on investment securities	(295)	—
Other	2	545

Changes in operating assets and liabilities:
Accounts receivable	(2,874)	(3,514)
Inventory	(280)	(3,261)
Prepaid expenses and other assets	(30)	(1,143)
Income tax refund	75	159
Accounts payable and accrued expenses	(405)	2,853

Net cash used in operating activities	(66)	(9,527)

Investing Activities
Purchase of property and equipment	(1,543)	(1,468)
Purchase of short-term investments	(39,685)	—
Proceeds from maturity of short-term investments	19,750	—
Purchase of intangible assets, net	(711)	(336)

Net cash used in investing activities	(22,189)	(1,804)

Financing Activities
Proceeds from issuance of common stock, net of issuance costs	5,549	39,047
Proceeds from exercise of stock options	7	—
Proceeds from exercise of warrants	—	94
Payments on capital lease obligations	—	(714)

Net cash provided by financing activities	5,556	38,427

Net (decrease) increase in cash and cash equivalents	(16,699)	27,096
Cash and cash equivalents, beginning of period	52,074	24,978

Cash and cash equivalents, end of period	$35,375	$52,074

*	Information derived from the audited Consolidated Financial Statements